UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2018 (September 11, 2018)

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway, Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(e)

On September 11, 2019, Brett D. Lee, the Executive Vice President and Chief Operating Officer of Capital Senior Living Corporation (the “Company”), and the Company’s wholly-owned subsidiary, Capital Senior Living, Inc. (“CSL”), entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), which extends the term of his original employment agreement, which expired on August 13, 2018, for an additional one-year period ending on September 11, 2019.

Under the Amended Employment Agreement, Mr. Lee’s annualized base salary will be $459,000, and Mr. Lee will be eligible to receive an annual performance bonus as determined by the Company’s Compensation Committee. Mr. Lee will also be eligible to (i) participate in all health, retirement, insurance, sick leave, disability, expense reimbursement and other benefit programs, if any, which CSL makes available to its senior executives, and (ii) receive grants of restricted stock awards pursuant to the terms of the Company’s 2007 Omnibus Stock Incentive Plan, as shall be determined by the Company’s Compensation Committee.

In the event that Mr. Lee’s employment is terminated due to death or disability, by CSL other than “for cause,” or by Mr. Lee for “good reason” (as such terms are defined in the Amended Employment Agreement), but specifically excluding the expiration of the term of the Amended Employment Agreement, Mr. Lee will (i) be entitled to receive his base salary for the balance of the term of the Amended Employment Agreement, but not less than one year from the date of notice of termination (provided, that Mr. Lee will be entitled to receive his base salary and annual bonus paid during the term of the Amended Employment Agreement during the preceding twelve months for two years in the event such termination is due a “Fundamental Change” (as such term is defined in the Amended Employment Agreement)), (ii) retain all of his vested stock awards, and (iii) receive payment for all accrued but unpaid or unused vacation and sick days. In the event that Mr. Lee’s employment is terminated due to any other reason, including the expiration of the term of the Amended Employment Agreement, then Mr. Lee will be entitled to receive only his base salary and any earned bonus up to and through the date of termination and payment for all accrued but unpaid or unused vacation and sick days.

The Amended Employment Agreement also subjects Mr. Lee to a noncompetition covenant for one year and an employee non-solicitation covenant for two years, in each case following the termination of his employment.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

INDEX TO EXHIBITS

10.1	—	Amended and Restated Employment Agreement, dated September 11, 2018, by and between Capital Senior Living, Inc. and Brett D. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2018	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer

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